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                                                                  Exhibit (a)(3)

                       Notice of Guaranteed Delivery for
                       Tender of Shares of Common Stock
                                      of
                             JPS PACKAGING COMPANY
                                      to
                            JPS ACQUISITION, INC.,
                         a wholly owned subsidiary of
                       PECHINEY PLASTIC PACKAGING, INC.
                   (Not to Be Used for Signature Guarantees)

           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
              NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 28, 2000,
                         UNLESS THE OFFER IS EXTENDED.


   This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.01 per share (the "Shares"), of JPS Packaging Company, a Delaware corporation (the "Company"), are not immediately available, (ii) time will not permit all required documents to reach UMB Bank, n.a. (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase), or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                                UMB Bank, n.a.

         By Mail:                  By Hand:                By Overnight:



   Securities Transfer       Securities Transfer        Securities Transfer
         Division                  Division                   Division
     P.O. Box 410064      928 Grand Boulevard, 13th  928 Grand Boulevard, 13th
  Kansas City, MO 64141             Floor                      Floor
                            Kansas City, MO 64106      Kansas City, MO 64106

                          By Facsimile Transmission:
                       (For Eligible Institutions Only)
                                (816) 860-3963

                        Confirm Facsimile Transmission
                              By Telephone Only:
                                (816) 860-7782

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

   THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

   The undersigned hereby tenders to JPS Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Pechiney Plastic Packaging, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 30, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, each as amended or supplemented from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in Section 3 of the Offer to Purchase.

Number of Shares Tendered: ____________________________________________________

Certificate Nos. (if available): ______________________________________________

Names(s) of Record Holder(s): _________________________________________________

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                                (Please Print)
Address(es) ___________________________________________________________________

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                             (Include a Zip Code)

If Shares will be tendered
by book-entry transfer:

  Name of Tendering Institutions: ___________________________________________

  Account No.: ______________________________________________________________

Signature(s):

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Dated: _______________________ , 2000
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                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in Section 3 of the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: _________________________________________________________________
                            (Authorized Signature)
Address: ______________________________________________________________________
                              (Include Zip Code)
Area Code and Telephone Number: _______________________________________________

Name: _________________________________________________________________________
                            (Please Type or Print)
Title: ________________________________________________________________________

Dated: _______________________ , 2000

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SUCH CERTIFICATES
      SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.